UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2021
LPL Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34963		20-3717839
(State or other jurisdictions of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

4707 Executive Drive,	San Diego,	California	92121
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code:

(800)	877-7210
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.001 per share	LPLA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 11, 2021, the board of directors (the “Board”) of LPL Financial Holdings Inc. (the “Company”) appointed Brent Simonich, age 50, as the Company’s Chief Accounting Officer and Treasurer. Effective as of the appointment, Mr. Simonich will serve as the Company’s principal accounting officer, reporting to Matthew Audette, the Company’s Chief Financial Officer and principal financial officer. Mr. Audette previously served as the principal accounting officer.
Mr. Simonich has over two decades of experience in finance and risk and controls functions, including risk management, accounting, financial reporting, vendor oversight, due diligence and acquisitions, and real estate. Before joining LPL, Mr. Simonich served as executive vice president and chief risk officer at E*TRADE Financial from January 2020 to November 2020. He spent more than 21 years of his career at E*TRADE in various leadership roles, including corporate controller, principal accounting officer and chief financial officer of E*TRADE Securities. Prior to that, he worked at Seiler LLP as a certified public accountant. Mr. Simonich earned a bachelor’s degree in Business from California Polytechnic State University and holds Series 27 and 99 designations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPL FINANCIAL HOLDINGS INC.

By:	/s/ Gregory M. Woods
Gregory M. Woods
Secretary

Dated: February 17, 2021